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                                                                    EXHIBIT 23.2


      [LETTERHEAD OF NETHERLAND, SEWELL & ASSOCIATES, INC. APPEARS HERE]


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------

     As Petroleum Engineers, we hereby consent to the inclusion of the information included in this Form 10-K with respect to the oil and gas reserves of Vintage Petroleum, Inc., the future net revenues from such reserves, and the present value thereof, which information has been included in this Form 10-K in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in this Form 10-K and to the incorporation by reference in the Registration Statements on Form S-8, Nos. 33-37505 and 333-09205, and the Registration Statement on Form S-3, No. 333-68351, of Vintage Petroleum, Inc. of such information with respect to the oil and gas reserves of vintage Petroleum, Inc., the future net revenues from such reserves, and the present value thereof.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By: /s/ Frederic D. Sewell
                                           -------------------------------------
                                           Frederic D. Sewell
                                           President

Dallas, Texas
March 12, 1999